ALLBIRDS REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Q2 2024 Results Within or Above Guidance Ranges

Continued Operational and Financial Progress

SAN FRANCISCO, Calif., August 7, 2024 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Overview

•Second quarter net revenue decreased 26.8% to $51.6 million versus a year ago, within the Company’s guidance range.
•Second quarter gross margin improved 770 basis points to 50.5% versus a year ago.
•Second quarter net loss of $19.1 million, or $0.12 per basic and diluted share.
•Second quarter adjusted EBITDA1 loss of of $13.7 million, above the Company’s guidance range.
•Inventory at quarter end of $53.7 million, representing a decrease of 42% versus a year ago.
•As of June 30, 2024, the Company had $87.2 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility.
•Entered into distributor agreements for two new regions, Benelux and Scandinavia.
•Completed transitions to a distributor model in Japan and Australasia.
•Subsequent to quarter end, the Company announced distribution and licensing agreements and transitioned an additional region, China.

“We are pleased to report another quarter of operational and financial progress,” said Joe Vernachio, Chief Executive Officer. “After 18 months of strong execution against our strategic transformation plan, we are entering the next phase of our journey and prioritizing three main focus areas: Making Great Product, Telling Compelling Stories, and Providing Customers with an Engaging Shopping Experience.”

Vernachio added, “As we focus on reigniting our product and brand, we are encouraged by the strong consumer response to our recent new offerings. This makes us confident that our fresh, updated products coming to market beginning next year will build on that momentum. We believe the combination of elevated product, storytelling and customer experience in the coming quarters will position the business to return to top line growth in 2025 and enable us to build long-term shareholder value.”

Second Quarter Operating Results
In the second quarter of 2024, net revenue decreased 26.8% to $51.6 million compared to $70.5 million in the second quarter of 2023. The year-over-year decrease is primarily attributable to lower unit sales, partially offset by higher average selling prices, within our direct business as well as our international distributor transitions and planned retail store closures.

Gross profit totaled $26.1 million compared to $30.1 million in the second quarter of 2023, and gross margin improved 770 basis points to 50.5% compared to 42.8% in the second quarter of 2023. The decline in gross profit is primarily due to the decrease in units sold, and the improvement in gross margin is primarily due to lower freight and duty costs per unit, and a decrease in inventory write-downs resulting from a healthier inventory composition versus a year ago.

Selling, general, and administrative expense (SG&A) was $33.6 million, or 65.0% of net revenue, compared to $46.2 million, or 65.6% of net revenue in the second quarter of 2023. The decrease is primarily attributable to decreases in personnel expenses, occupancy costs, and stock-based compensation.

Marketing expense totaled $11.7 million, or 22.8% of net revenue, compared to $12.5 million, or 17.8% of net revenue in the second quarter of 2023, driven by decreased digital advertising spend.

Restructuring expense totaled $1.0 million, or 1.8% of net revenue, compared to $1.0 million, or 1.5% of net revenue in the second quarter of 2023, and was relatively flat compared to prior year and related to the execution of our strategic transformation plan announced in March 2023.

In the second quarter of 2024, net loss was $19.1 million compared to $28.9 million in the second quarter of 2023, and net loss margin was 37.1% compared to 41.1% in the second quarter of 2023.

In the second quarter of 2024, adjusted EBITDA1 was a loss of $13.7 million, a 24.9% improvement compared to a loss of $18.3 million in the second quarter of 2023, and adjusted EBITDA margin1 declined to (26.6)% compared to (25.9)% in the second quarter of 2023.

Six Month Operating Results
Net revenue in the first half of 2024 decreased 27.2% to $90.9 million compared to $124.8 million in the first half of 2023. The year-over-year decrease is primarily attributable to lower unit sales within our direct business as well as our international distributor transitions and planned retail store closures.

Gross profit in the first half of 2024 totaled $44.5 million compared to $52.0 million in the first half of 2023, while gross margin improved to 49.0% in the first half of 2024 versus 41.6% in the same period a year ago. The decrease in gross profit is primarily due to the decrease in units sold, and the improvement in gross margin is primarily due to lower freight and duty costs per unit, and a decrease in inventory write-downs resulting from a healthier inventory composition versus a year ago.

SG&A in the first half of 2024 was $73.3 million, or 80.6% of net revenue, compared to $89.0 million, or 71.3% of net revenue in the first half of 2023, with the decrease primarily attributable to decreases in personnel expenses, stock-based compensation, and occupancy costs.

Marketing expense in the first half of 2024 totaled $19.5 million, or 21.4% of net revenue, compared to $24.0 million, or 19.2% of net revenue, in the first half of 2023, driven by decreased digital advertising spend.

Restructuring expense in the first half of 2024 totaled $1.8 million, or 1.9% of net revenue, compared to $4.3 million, or 3.4% of net revenue in the same period in 2023. The decline was primarily due to lower fees incurred related to the execution of our strategic transformation plan announced in March 2023.

Net loss in the first half of 2024 was $46.5 million compared to $64.1 million in the first half of 2023, and net loss margin was 51.1% compared to 51.4% in the first half of 2023.

Adjusted EBITDA1 in the first half of 2024 was $34.6 million compared to a loss of $39.9 million in the first half of 2023, and adjusted EBITDA margin1 declined to (38.1)% compared to (32.0)% for the first half of 2023.

Strategic Transformation Plan Review

Since the announcement of its strategic transformation plan in March 2023, the Company has reset the business, positioning Allbirds for the next phase of its journey. High-level operating and financial accomplishments include:

•Closed 14 US stores as part of the Company’s initiative to optimize US distribution and retail store profitability.
1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures below.

•Completed our transition from a direct model to a distributor model for our international business. Since the third quarter of 2023, the Company has transitioned five existing regions and opened four new regions, positioning the business to achieve profitable and scalable growth internationally.
•Began capturing cost of goods and operating expense savings, which is driving improvement in gross margin and SG&A in 2024 compared to 2023.
•Decreased inventory by more than half in 2023 compared to 2022, driving improvement in working capital.
•Narrowed operating cash use by $60 million, or 66% in full year 2023 versus 2022.

Allbirds is now prioritizing three main focus areas designed to return to top line growth in 2025 and build long-term shareholder value: Making Great Product, Telling Compelling Stories and Providing Customers with an Engaging Shopping Experience.

Balance Sheet Highlights

Allbirds ended the quarter with $87.2 million of cash and cash equivalents and no outstanding borrowings under its $50 million revolving credit facility. Inventories totaled $53.7 million, a decrease of 42% versus a year ago, reflecting fewer units of on hand inventory and a healthier overall composition.

2024 Financial Outlook

The Company is reiterating its full year 2024 guidance as follows:

•Net revenue of $190 million to $210 million
◦US net revenue of $150 million to $165 million, including a $10 million to $12 million impact resulting from anticipated store closures
◦International net revenue of $40 million to $45 million, including $15 million to $18 million of impact resulting from transitions to a distributor model in certain international markets

The Company is increasing its full year 2024 gross margin guidance and tightening its full year 2024 Adjusted EBITDA guidance range as follows:

•Gross margin of 43% to 46% compared to prior guidance of 42% to 45%
•Adjusted EBITDA2 loss of $75 million to $63 million compared to prior guidance for a loss of $78 million to $63 million

Allbirds is providing the following guidance for the third quarter of 2024:

•Net revenue of $40 million to $33 million
◦US net revenue of $33 million to $35 million
◦International net revenue of $7 million to $8 million

•Adjusted EBITDA2 loss of $19 million to $16 million

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, August 7, 2024. A live webcast and replay of the conference call will be available on the investor relations
2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our second quarter 2024 and 2023 results included in this press release.

section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Based in San Francisco, with its roots in New Zealand, Allbirds launched in 2016 with a single shoe: the now iconic Wool Runner. In the years since, Allbirds has sold millions of pairs of shoes, and has maintained its commitment to incredible comfort, versatile style and unmatched quality. This is made possible with materials like Allbirds’s sugarcane-based midsole technology, SweetFoam™, and textiles made with eucalyptus fibers and Merino wool – so consumers don't have to compromise between the best products and their impact on the earth. www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our strategic transformation plan and related efforts, future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributor model in certain international markets, anticipated distributor model arrangements, focus on improving efficiencies and driving profitability, restructuring charges, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, materials innovation and new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets for the third quarter and full year of 2024; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; impairment of long-lived assets; the strength of our brand; our introduction of new products; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for the second half of 2024 and mid-2025; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our March 2023 initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.

Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$51,582	$70,480	$90,909	$124,832
Cost of revenue	25,527	40,332	46,398	72,867
Gross profit	26,055	30,148	44,511	51,965
Operating expense:
Selling, general, and administrative expense	33,552	46,207	73,258	88,971
Marketing expense	11,739	12,524	19,499	24,016
Restructuring expense	954	1,041	1,753	4,280
Total operating expense	46,245	59,772	94,510	117,267
Loss from operations	(20,190)	(29,624)	(49,999)	(65,302)
Net loss from the sales of businesses	(194)	—	(194)	—
Interest income	1,228	1,034	2,248	1,842
Other income (expense)	575	(71)	2,273	(145)
Loss before provision for income taxes	(18,581)	(28,661)	(45,672)	(63,605)
Income tax provision	(552)	(276)	(791)	(498)
Net loss	$(19,133)	$(28,937)	$(46,463)	$(64,103)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.19)	$(0.30)	$(0.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	156,484,008	150,829,129	155,932,276	150,455,712

Other comprehensive loss:
Foreign currency translation loss	(312)	(762)	(1,525)	(532)
Total comprehensive loss	$(19,445)	$(29,699)	$(47,988)	$(64,635)

Allbirds, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	49.5%	57.2%	51.0%	58.4%
Gross profit	50.5%	42.8%	49.0%	41.6%
Operating expense:
Selling, general, and administrative expense	65.0%	65.6%	80.6%	71.3%
Marketing expense	22.8%	17.8%	21.4%	19.2%
Restructuring expense	1.8%	1.5%	1.9%	3.4%
Total operating expense	89.7%	84.8%	104.0%	93.9%
Loss from operations	(39.1)%	(42.0)%	(55.0)%	(52.3)%
Net loss from the sales of businesses	(0.4)%	—%	(0.2)%	—%
Interest income	2.4%	1.5%	2.5%	1.5%
Other income (expense)	1.1%	(0.1)%	2.5%	(0.1)%
Loss before provision for income taxes	(36.0)%	(40.7)%	(50.2)%	(51.0)%
Income tax provision	(1.1)%	(0.4)%	(0.9)%	(0.4)%
Net loss	(37.1)%	(41.1)%	(51.1)%	(51.4)%

Other comprehensive loss:
Foreign currency translation loss	(0.6)%	(1.1)%	(1.7)%	(0.4)%
Total comprehensive loss	(37.7)%	(42.1)%	(52.8)%	(51.8)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$87,224	$130,032
Accounts receivable	10,539	8,188
Inventory	53,667	57,763
Prepaid expenses and other current assets	13,726	16,423
Total current assets	165,156	212,406

Property and equipment—net	21,081	26,085
Operating lease right-of-use assets	48,177	67,085
Other assets	5,045	7,129
Total assets	$239,459	$312,705

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	9,966	5,851
Accrued expenses and other current liabilities	15,276	22,987
Current lease liabilities	10,803	15,218
Deferred revenue	4,246	4,551
Total current liabilities	40,291	48,607

Noncurrent liabilities:
Noncurrent lease liabilities	55,161	78,731
Other long-term liabilities	38	38
Total noncurrent liabilities	55,199	78,769
Total liabilities	$95,490	$127,376

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 106,818,082 and 102,579,222 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 50,847,305 and 52,547,761 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	586,476	579,848
Accumulated other comprehensive loss	(4,860)	(3,335)
Accumulated deficit	(437,662)	(391,199)
Total stockholders’ equity	143,969	185,329

Total liabilities and stockholders’ equity	$239,459	$312,705

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(46,463)	$(64,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,334	10,033
Amortization of debt issuance costs	8	25
Stock-based compensation	6,273	10,972
Inventory write-down	866	7,444
Realized loss on equity investments	—	84
Provision for bad debt	802	—
Net loss from sales of businesses	194	—
Deferred taxes	393	—
Changes in assets and liabilities:
Accounts receivable	(3,208)	4,585
Inventory	1,492	16,344
Prepaid expenses and other current assets	2,976	195
Operating lease right-of-use assets and current and noncurrent lease liabilities	(8,897)	2,685
Accounts payable and accrued expenses	(3,438)	(8,023)
Deferred revenue	(123)	(326)
Net cash used in operating activities	(41,791)	(20,085)

Cash flows from investing activities:
Purchase of property and equipment	(2,427)	(7,607)
Changes in security deposits	1,173	444
Proceeds from sale of equity investment	—	166
Proceeds from sale of businesses	1,349	—
Net cash provided by (used in) investing activities	95	(6,997)

Cash flows from financing activities:
Proceeds from the exercise of stock options	34	229
Taxes withheld and paid on employee stock awards	(1)	(149)
Proceeds from issuance of common stock under employee stock purchase plan	150	233
Net cash provided by financing activities	183	313

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,092)	(453)
Net decrease in cash, cash equivalents, and restricted cash	(42,605)	(27,222)
Cash, cash equivalents, and restricted cash—beginning of period	130,673	167,767
Cash, cash equivalents, and restricted cash—end of period	$88,068	$140,545

Supplemental disclosures of cash flow information:
Cash paid for interest	$73	$62
Cash paid for taxes	$1,169	$1,268
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$2	$603
Stock-based compensation included in capitalized internal-use software	$173	$429
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$87,224	$139,909
Restricted cash included in prepaid expenses and other current assets	845	636
Total cash, cash equivalents, and restricted cash	$88,068	$140,545

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated: :

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(19,133)	$(28,937)	$(46,463)	$(64,103)
Add (deduct):
Stock-based compensation expense	2,929	5,302	6,273	10,972
Depreciation and amortization expense	2,574	4,996	7,354	10,107
Restructuring expense	954	1,041	1,753	4,280
Net loss from the sales of businesses	194	—	194	—
Other (income) expense	(575)	71	(2,273)	145
Interest income	(1,228)	(1,034)	(2,248)	(1,842)
Income tax provision	552	277	791	498
Adjusted EBITDA	$(13,733)	$(18,284)	$(34,619)	$(39,943)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$51,582	$70,480	$90,909	$124,832

Net loss	$(19,133)	$(28,937)	$(46,463)	$(64,103)
Net loss margin	(37.1)%	(41.1)%	(51.1)%	(51.4)%

Adjusted EBITDA	$(13,733)	$(18,284)	$(34,619)	$(39,943)
Adjusted EBITDA margin	(26.6)%	(25.9)%	(38.1)%	(32.0)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
United States	$36,627	$50,748	$65,859	$91,584
International	14,955	19,732	25,050	33,248
Total net revenue	$51,582	$70,480	$90,909	$124,832

	Store Count by Primary Geographical Market
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 24, 2024
United States[1]	32	38	42	42	44	45	45	42	32
International[2]	14	13	16	17	18	15	15	15	11
Total stores	46	51	58	59	62	60	60	57	43

END OF RELEASE
1 In the first quarter of 2024, we closed the operations of three stores in the US. In the second quarter of 2024, we closed the operations of ten stores in the US.
2 In the third quarter of 2023, we transitioned the operations of two stores in Canada and one store in South Korea to unrelated third-party distributors, resulting in a reduction of three international stores. In the second quarter of 2024, we transitioned the operations of two stores in Japan and one store in New Zealand to unrelated third-party distributors, resulting in a reduction of three international stores. In the second quarter of 2024, we closed one store in Europe.